UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNL STRATEGIC CAPITAL, LLC

(Exact name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CNL STRATEGIC CAPITAL, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 26, 2024

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by CNL Strategic Capital, LLC (the “Company”) with the Securities and Exchange Commission on April 11, 2024, in connection with the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Wednesday, June 26, 2024 at 2:00 p.m., Eastern Time.

The purpose of this Supplement is to correct inadvertent errors on pages 4 and 17 of the Proxy Statement regarding the number of holders of record and shares of the Company’s limited liability company interests (the “Shares”) outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 10, 2024 (the “Record Date”), the correct number of Shares outstanding and entitled to vote at the Annual Meeting were approximately 29,707,221, consisting of 4,106,671 Class FA shares, 1,746,383 Class S shares, 5,831,586 Class A shares, 2,552,387 Class T shares, 2,732,977 Class D shares and 12,737,216 Class I shares issued and outstanding. As of the Record Date, the correct number of shareholders of record was 11,970. Other than these corrections, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and any other proxy materials made available to shareholders in connection with the Annual Meeting. If you have already voted your Shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

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